SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: September 4, 2003

(Date of earliest event reported)

Commission file number: 1-7293

TENET HEALTHCARE CORPORATION

(Exact name of Registrant as specified in its charter)

Nevada	95-2557091
(State or Incorporation)	(I.R.S. Employer Identification No.)

3820 State Street

Santa Barbara, California 93105

(Address of principal executive offices, including zip code)

(805) 563-7000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

ITEM 9.                                                     OIG Begins Administrative Process for Possible Exclusion of Redding Medical Center from U.S. Health Care Programs.

On September 4, 2003, Tenet Healthcare Corporation issued a press release announcing that late Wednesday September 3, 2003, it received notice from the Office of Inspector General (OIG) in the U.S. Department of Health and Human Services, of the OIG’s intention to begin administrative proceedings that could exclude Redding Medical Center (RMC), owned by a subsidiary of the company,  from participation in Medicare and other federal health care programs.  A copy of the press release is attached to this report as Exhibit 99.1 and hereby is furnished.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TENET HEALTHCARE CORPORATION

	By:	/s/ Stephen D. Farber
Stephen D. Farber
Chief Financial Officer

Date: September 4, 2003

EXHIBIT INDEX

99.1                           Press Release dated September 4, 2003.